Exhibit 4(b)

Subscription Agreement – Investment Note

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 7. THE COOPERATIVE IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE COOPERATIVE MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

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Shared Capital Cooperative

Subscription Agreement

Investment Note

Terms and Conditions

This Subscription Agreement (this “Agreement”) by and between Shared Capital Cooperative, a Minnesota cooperative corporation (the “Cooperative” or “Shared Capital”), and the undersigned subscriber (the “Investor”) is made effective as of the date on which the Cooperative executes this Agreement.

1.	Subscription for an Unsecured, Subordinated Promissory Note. Investor hereby offers and agrees to purchase from the Cooperative an unsecured subordinated promissory note in the form attached as Exhibit A to this Agreement (the “Note”) in the amount and under the terms set forth in the subscription form signed by Investor. Concurrently with the delivery of this Agreement, the Investor must deliver payment for the total purchase price of the Note. Investor understands that the Notes are being offered pursuant to an offering circular dated October 9, 2024 (the “Offering Circular”) that is part of an Offering Statement filed with the SEC pursuant to Regulation A under the Securities Act (the “Offering Statement”). If there are any inconsistencies, the provisions of this Agreement supplement and supersede the terms of the Offering Statement. This Agreement is irrevocable and unconditional and continues notwithstanding the death, incapacity, dissolution, or bankruptcy of, or any other event or proceeding affecting Investor.

2.	The Cooperative’s Right to Accept or Reject Subscriptions. The Cooperative may accept or reject any subscription, in whole or in part. This means that the Cooperative may sell to Investor a Note with a smaller principal amount than Investor subscribes to purchase or may choose not to sell a Note to Investor. If the Cooperative accepts Investor’s subscription, in whole or in part, this Agreement will constitute an irrevocable commitment by the Investor to purchase the Note, and the Cooperative will deliver an executed copy of this Agreement and an executed Note to Investor. If the Cooperative rejects Investor’s subscription in whole or in part, the Cooperative will return the payment tendered for any unissued portion of the subscription, without interest or deduction.

3.	Unsecured; Subordinated. Investor acknowledges that the Note is not secured by any asset of the Cooperative. Investor acknowledges that all Notes issued in this offering are subordinate to certain senior debts of the Cooperative. Further, Notes held by members of Shared Capital are subordinate to Notes held by non-members.

4.	Representations and Warranties of the Investor. Investor represents and warrants to, and covenants with, the Cooperative that:

a. Acknowledgment. The Investor has received or accessed a copy of the Offering Statement. Investor understands that Investor is entitled to rely only on statements made in the Offering Statement and not on information from other sources, in making a decision to invest.

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

b. Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided under the heading “Investor Information,” below.

c. Evaluate Risks. Investor has the requisite knowledge to assess the relative merits and risks of this investment or has relied upon the advice of Investor’s professional advisors with regard to an investment in the Note.

d. Investor Advised to Seek Representation. Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Note constitutes legal, tax, or investment advice. The Cooperative has advised Investor to consult with such legal, tax, and investment advisors as Investor, in Investor’s sole discretion, deems necessary or appropriate in connection with their purchase of the Note.

e. Transfer Restrictions. The Investor understands and agrees that the Note may not be transferred to any third party except with the prior written approval of the Cooperative’s board of directors; provided that the board’s approval is not required for customary transfers for bona fide estate planning purposes. Investor will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any interest in the Note except in compliance with this Agreement and any applicable state and federal securities laws and regulations.

f. Complete Information. All information provided by Investor to the Cooperative in connection with the purchase of the Note is true, correct, and complete as of the date hereof, and if there should be any change in such information, Investor will immediately provide the Cooperative with such information.

g. Backup Withholding. Investor is not subject to backup withholding because: (a) Investor is exempt from backup withholding, or (b) Investor has not been notified by the Internal Revenue Service (IRS) that Investor is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified Investor that they are no longer subject to backup withholding.

h. Authority; Binding Agreement. Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable law.

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

5.	Indemnification. Investor agrees to indemnify and hold harmless the Cooperative and its officers, directors, staff persons, and other agents for any claims, judgments, or expenses incurred as a result of any misrepresentation made by Investor.

6.	Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for a Note or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the investment in the Note. Investor’s subscription and payment for and continued beneficial ownership of the Note will not violate any applicable securities or other laws of the Investor’s jurisdiction.

7.	Investor Suitability; Limitation on Investment Amount. Investor represents that EITHER:

a. The purchase price set forth in the Investor Information section of this Agreement, together with any other amounts invested in shares and/or promissory notes offered by Shared Capital in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (excluding the value of Investor’s primary residence); or

b. Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Under federal regulations (17 CFR §230.501), the term “accredited investor” includes:

●	An individual who has an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1 million at the time of the purchase, excluding the value of the person’s primary residence;

●	An individual with income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of reaching the same income level in the current year;

●	An individual who holds a Series 7, 65, or 82 securities license issued by FINRA;

●	A registered broker dealer;

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

●	A registered investment advisor;

●	Any entity in which all of the equity owners are accredited investors;

●	Any legal entity not formed for the specific purpose of acquiring the securities offered, with total assets exceeding $5 million (requirements for who makes the investment decisions apply in certain cases);

●	An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions or if the plan has total assets in excess of $5 million or, if the plan is self-directed, if investment decisions are made solely by persons who are accredited investors; and

●	A bank, savings and loan association, insurance company, registered investment company, business development company, or small business investment company.

Additional information about accredited investor status is contained in the Offering Circular under the heading “Plan of Distribution: Limitations on Amount Investors Can Invest.” However, Shared Capital cannot provide all information that any Investor may need to determine whether they are an accredited investor. Therefore, Investor represents that to the extent it, he, she, or they have any questions with respect to their status as an accredited investor, or the application of the investment limits, they have sought professional advice.

Investor understands that the Notes have not been registered under the Securities Act of 1933, as amended. Investor also understands that the Notes are being offered and sold pursuant to the exemption from registration contained in Regulation A, Tier 2, under the Securities Act of 1933, based in part upon Investor’s representations contained in this Agreement. Shared Capital will rely on Investor’s representation about their accredited investor status or that their investment amount is within the limit in part b. above, in order to determine that this offering is exempt from registration under Regulation A.

8.	Representations and Warranties of the Cooperative. The Cooperative represents and warrants to the Investor as follows:

a. The Cooperative is a duly organized and validly existing cooperative corporation organized under the laws of the State of Minnesota.

b. The Cooperative is in good standing under the laws of the State of Minnesota and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

c. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper board action of the Cooperative.

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

9.	Representations to Survive Delivery. The representations, warranties, and agreements of the Cooperative and of the Investor contained in this Agreement will remain in full force and effect and will survive the payment of the purchase price of the Note, the registration of the Investor as a holder of a Note in the records of the Cooperative, and the delivery of the Note to Investor.

10.	General Provisions.

a. Binding Effect. Neither this Agreement nor any interest herein shall be assignable by the Investor without the prior written consent of the Cooperative. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

b. Notice. Any notice which either party may or must give to the other under this Agreement shall be in writing and shall be either hand delivered or sent via email or U.S. certified mail to the following addresses:

If to Shared Capital:	If to Investor:
Shared Capital Cooperative	The name and address provided
Attn: Investor Relations	by Investor under the heading
2388 University Avenue, Suite 300	“III. Investor Information,”
St. Paul, MN 55114	below.
invest@sharedcapital.coop

c. Modification. This Agreement may not be modified or amended except in writing signed by Shared Capital and Investor.

d. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding its conflict of laws rules.

e. Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul, Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, including actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. The parties agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of Minneapolis and St. Paul. The parties hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

f. Attorneys’ Fees. In any suit or arbitration relating to this Agreement, each party shall pay their own fees and costs.

g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

h.  Electronic Signatures. Investor agrees that Investor’s digital signature or other form of electronic acknowledgement, consent, or acceptance (as the case may be), constitutes Investor’s signature, acceptance and agreement of the terms of this Agreement and that such digital signature, consent, or acceptance shall be given the same force and effect as a signature affixed by hand.

i. Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, it will be deemed struck from this Agreement, and the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

j. Entire Agreement. This Agreement, along with the Offering Statement to which it relates, including all attachments, constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to Investor’s purchase of the Note, and supersedes all prior and contemporaneous understandings or agreements of the parties.

k. Headings. The section headings and paragraph titles in this Agreement are for convenience of reference only and shall not limit or affect the interpretation of the provisions hereof.

l. Definitions. Any capitalized term shall have the meaning defined by this Agreement or by the Offering Statement.

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

INVESTMENT SUBSCRIPTION AGREEMENT - NOTES
INVESTOR
Investor Name			Investor Tax ID
INVESTOR CONTACT INFORMATION
Primary Address (state of residence/business determines state eligibility)			City, State Zip
Mailing Address (if different than Primary Address)			City, State Zip
Email Address			Telephone
INVESTOR TYPE (select one)
☐ Individual ☐ Joint Tenants with Rights of Survivorship ☐ Tenants in Common ☐ Corporation (other than cooperative or nonprofit) ☐ LLC ☐ Partnership			☐ Cooperative ☐ Nonprofit ☐ Partnership ☐ Individual Retirement Account ☐ Trust ☐ Other:________________________
OTHER CONTACT OR REPRESENTATIVE (indicate type)
☐ Joint Investor	☐ Trustee	☐ Custodian	☐ Authorized Representative
☐ Other __________________________________________________________________________________
Contact Name			Title
Street Address			City, State Zip
Email Address			Telephone

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

NOTES INVESTMENT
AMOUNT:	NOTE TERM & RATE (select one)
$ _________________ (Min: $500)	☐ 10 Years at 4.0% ☐ 7 Years at 3.4% ☐ 5 Years at 3.0%
NOTES OPTIONAL INVESTMENT SELECTIONS (select all that apply)

Recurring Monthly Investment Option (Minimum $50 per month)

☐ I elect to make recurring installments to my investment in the amount of $________________ /month.

Indicate one-time, initial investment in AMOUNT at top. Minimum initial amount: $50.00. Minimum monthly amount: $50.00/per month. Monthly installment may be canceled at any time once $500 minimum investment amount is reached.

Annual Interest Payments Option (Notes of $25,000 or more ONLY) ☐ I elect to receive an annual interest payment. If not selected, Note interest paid at maturity.
Zero Percent (0%) Interest Option ☐ I waive my interest to give even greater support to growing the cooperative economy.

Targeted Program Option – Worker Ownership Loan Fund

☐ Target my investment first to Shared Capital’s Worker Ownership Loan Fund

Note: Selecting the program option does not create a restriction on our use of funds. See descriptions of our lending in the Offering Circular under the heading, “Description of Shared Capital’s Business: Loan Programs and Products.

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Shared Capital Cooperative NOTES Subscription Agreement

Shared Capital Cooperative

Subscription Agreement

Investment Note

SUBSCRIPTION AGREEMENT SIGNATURE PAGE
Before signing this Agreement, Investor must have read and understood the Offering Circular. There are significant risks that Investor must understand before investing. These risks are discussed in the Offering Circular under the heading “Risk Factors.”

INVESTOR SIGNATURE
Investor Signature	Date
Investor Printed Name

JOINT INVESTOR / IRA ACCOUNTHOLDER / OTHER (If any)
Signature	Date
Printed Name

ACCEPTANCE BY SHARED CAPITAL COOPERATIVE To be completed by Shared Capital after receipt of funds
Shared Capital Cooperative Authorized Signature	Acceptance Date
Authorized Signer Printed Name	Title

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Shared Capital Cooperative NOTES Subscription Agreement

Exhibit A

SHARED CAPITAL COOPERATIVE

INVESTMENT NOTE

(To be completed by Shared Capital upon receipt of funds)

Investment Number:	_________________________________

Investment Effective Date:	_________________________________

Maturity Date:	_________________________________

Principal Amount:	$_________________________________.00

Term:	_________________________________(years)

Interest Rate:	________________________%

Lender Name:	_________________________________

Lender Address:	_________________________________

_________________________________

Borrower:	Shared Capital Cooperative 2388 University Ave West, Ste 300 St. Paul, MN 55114

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Exhibit A: Form of Investment Note

FOR VALUE RECEIVED, Shared Capital Cooperative (the “Cooperative”), a Minnesota cooperative corporation, hereby promises to pay to the order of the lender named above (together with their successors and permitted assigns, the “Lender”), in lawful money of the United States, the principal amount set forth above plus simple interest on the unpaid principal balance at the rate set forth above, calculated on the basis of a 360-day year and the actual number of days elapsed, and according to all of the terms and conditions set forth below.

1.	Subscription Agreement. This Note is issued pursuant to and is subject to all of the terms and conditions of the Shared Capital Cooperative Subscription Agreement for an Investment Note (the “Subscription Agreement”) entered into by the Cooperative and the Lender.

2.	Maturity Date. The “Maturity Date” is the first day of the calendar month following the term set forth above. For Investors choosing a recurring investment pursuant to the subscription form included in the Subscription Agreement, the Maturity Date will be calculated from the first day of the calendar month following the date of the initial investment.

3.	Payment.

a.	All Principal and Interest Due at Maturity. The outstanding principal balance and all accrued but unpaid interest will become due and payable within 30 calendar days after the Maturity Date.

b.	Annual Interest Payment. If the Principal Amount set forth above is at least twenty-five thousand dollars ($25,000), and if Lender has elected to receive annual interest payments, then the Cooperative will pay to the Lender an annual payment in the amount of all accrued but unpaid interest as of the “Anniversary Date,” which is 12 months after the first day of the calendar month immediately following the Effective Date of the Note and each subsequent 12 months. Such payment will be made within 30 calendar days after each Anniversary Date.

c.	Application of Payment. All payments will be applied first towards accrued interest, and then towards principal.

d.	Form and Place of Payment. All payments shall be made via ACH to Lender’s account information provided, or if no ACH has been provided, then payment shall be made by check sent by postal mail to Lender’s address shown above or at such other place as Lender may designate in writing.

4.	Prepayment. This Note may be prepaid at any time in whole or in part without penalty.

5.	Proceeds of the Note. This Note is one of a series of notes being issued by the Cooperative in an offering pursuant to Regulation A, Tier 2, under the Securities Act of 1933. The proceeds of the loan from Borrower and the amounts loaned by other investors in this offering will be used in accordance with the Cooperative’s Offering Statement.

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Shared Capital Cooperative Promissory Note

Exhibit A: Form of Investment Note

6.	Unsecured and Subordinate. Lender understands that the Cooperative’s obligations under this Note are not secured. Lender understands that all Notes held by investors in this offering are subordinate to all other debts of the Cooperative, including any debt that may be incurred after the date of this Note. Lender further understands that debts to members of the Cooperative are subordinated to debts to non-members.

7.	Amendment; Waiver. An amendment to this Note shall be made only in writing signed by both parties. No waiver shall be effective unless in writing. No waiver of a term or condition on one occasion shall operate as a waiver of any other term or condition or of the same term or condition on a future occasion.

8.	Governing Law. This Note has been drawn in and will be governed by the laws of the State of Minnesota.

9.	Commercial Loan. This is a commercial loan, and the proceeds of this loan will only be used for business purposes. This transaction is not a consumer transaction subject to Minnesota law, Federal Reserve Board Regulations, or any other “consumer protection” statutes, regulations, or restrictions, without exception.

10.	Severability. If any provision of this Note is held by a court of competent jurisdiction to be illegal or unenforceable, such provision will be deemed limited or excised from this Note to the least degree necessary to give effect to the intentions of the parties as expressed in this Note.

11.	Successors and Assigns. The terms of this Note shall be binding upon the Cooperative, and upon the Cooperative’s successors and assigns, and will inure to the benefit of Lender and their heirs, personal representatives, successors, and permitted assigns.

SHARED CAPITAL COOPERATIVE

by:

Signature:	Date:
Christina Jennings, Executive Director

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Shared Capital Cooperative Promissory Note